UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 26, 2012

CLICKER Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-32923	26-4835457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Kane Concourse, Suite 304, Bay Harbor Islands, Florida 33154
(Address of principal executive offices)

Registrant’s telephone number, including area code: (786) 309-5190

Copy of correspondence to:

Michael Ference, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02                      Unregistered Sales of Equity Securities.

On October 26, 2012, CLICKER Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Monroe Milstein, an accredited investor (the “Investor”), providing for the sale by the Company to the Investor of a 10% convertible debenture in the principal amount of $200,000 (the “Debenture”).

The Debenture matures on October 26, 2014 (the “Maturity Date”) and bears interest at the annual rate of 10%.  The Company is not required to make any payments until the Maturity Date although the Company has the ability to repay the Debenture at any time without penalty upon five days prior written notice to the Investor.

The Investor may convert, at any time, the outstanding principal and accrued interest on the Debenture into shares of the Company’s common stock (“Common Stock”) at a conversion price per share equal to fifty percent (50%) of the lowest closing price of the Common Stock during the 10 trading days immediately preceding the date of conversion as quoted by Bloomberg, LP or such other quotation service as mutually agreed to by the parties.

The Investor has contractually agreed to restrict its ability to convert the Debenture such that the number of shares of the Company common stock held by each of the Investor and its affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of Common Stock.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K. Readers should review such agreements for a complete understanding of the terms and conditions associated with these transactions.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Securities Purchase Agreement, dated as of October 26, 2012, by and between CLICKER Inc. and Monroe Milstein.

10.02	Form of Convertible Debenture, dated October 26, 2012, issued to Monroe Milstein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICKER INC.

Dated: November 15, 2012	By:	/s/ DOV KONETZ
Dov Konetz
Director